LEASE


                    THIS LEASE is made as of this 10th day of August, 1995, by and between CENTER CITY PLAZA, a Wisconsin partnership, hereinafter referred to as "Landlord", and INTELLIGRAPHICS, INC., a Wisconsin corporation, hereinafter referred to as "Tenant".

          I.  DEMISE OF LEASED PREMISES

                    In consideration of the rents hereinafter reserved and of the covenants and agreements hereinafter contained, Landlord does hereby demise and lease unto Tenant, and Tenant does hereby hire and take from Landlord, all those premises (the "Leased Premises") with the improvements and appurtenances now or hereafter located therein, in a building commonly designated as 741 N. Grand Avenue, situated in the City of Waukesha, Waukesha County, Wisconsin and outlined in red on the plan attached hereto as Exhibit A. This Lease for the Leased Premises is subject to municipal and zoning ordinances regulating and restricting the use of the Leased Premises and construction of any improvements thereon and recorded covenants, easements and restrictions affecting the Leased Premises.

          II.  TERM OF LEASE

                    1. The term of this Lease shall be for a period of three years, 7 months commencing on October 1, 1995 and ending at 11:59 p.m. of the last day of the fourth (4th) Lease Year (as hereinafter defined), unless sooner terminated in accordance with this Lease or extended pursuant to Paragraph 2 below. As used herein, "Lease Year" shall mean a period of twelve (12) full and consecutive calendar months except that the initial Lease Year shall begin on the Commencement Date and end on April 30, 1996. Each succeeding Lease Year shall begin upon the termination of the preceding Lease Year. The parties shall, at the request of either, execute and deliver an instrument confirming the Commencement Date and expiration date when determined.

                    2. Tenant shall have the option to extend the term of this Lease for two (2) additional and consecutive five (5) year periods, the first option commencing upon the expiration of the initial term, and the second option commencing on the expiration of the first option. The first option shall be exercised only by Tenant giving Landlord written notice thereof which is received by Landlord not less than twelve (12) months prior to the expiration of the initial term of this Lease, and the second option shall be exercised only by Tenant giving Landlord written notice thereof which is received by Landlord not less than twelve (12) months prior to the expiration of the first option; provided, however, Tenant shall be entitled to exercise the options granted herein and the term of this Lease shall, in fact, be extended only if this Lease is in full force and effect and Tenant is not in default of any material term of this Lease beyond any applicable cure period at the times set forth herein for the exercise of the option and the commencement of the extension period. Time shall be of the essence with respect to Tenant's notice(s) as aforesaid. Tenant's failure to exercise the first option granted herein in accordance with this Paragraph shall extinguish the second option. In the event that the term of this Lease is, in fact, extended pursuant to the foregoing, then any such extension shall be upon all of the same terms and provisions contained in this Lease including the adjustment in the fixed annual rent as set forth in Article III, Paragraph 1 below.

          III.  RENTAL

                    1. Commencing on the Commencement Date and continuing until May 1, 1996, Tenant shall pay to Landlord at a fixed annual rent of $40,590.40 per year, payable on or before the first day of each month during such period in equal monthly installments of $3,382.53 each. On May 1, 1996, and continuing until April 30, 1997, Tenant shall pay to Landlord a fixed annual rent of $45,664.20 per year, payable on or before the first day of each month during such period in equal monthly installments of $3,805.35 each. On May 1, 1997, and continuing until April 30, 1998, Tenant shall pay to Landlord a fixed annual rent of $50,738.00 per year, payable on or before the first day of each month during such period in equal monthly installments of $4,228.16 each. On May 1, 1998, and continuing until April 30, 1999, Tenant shall pay to Landlord a fixed annual rent of $55,811.80 per year, payable on or before the first day of each month during such period in equal monthly installments of $4,650.98 each. On May 1, 1999, and on the first day of each Lease Year thereafter, the fixed rent payable by Tenant to Landlord as aforesaid shall be adjusted to an amount equal to the fixed rent payable immediately prior to the adjustment date in question, increased by seventy-five percent (75%) of the percentage increase, if any, in the Cost of Living Index (as hereinafter defined) for the month last published immediately preceding the date for which the comparison is being made over the Cost of Living Index published for the identical month in the preceding year. The fixed annual rent as adjusted pursuant to the foregoing shall be payable in advance in equal monthly installments on or before the first day of each calendar month. "Cost of Living Index" as used herein shall mean the index presently known as "Consumer Price Index, U.S. Average, All Items, All Urban Consumers (1982-84=100)" published by the Bureau of Labor Statistics, United States Department of Labor. If the computation and publication of the Cost of Living Index is transferred to another governmental bureau, such bureau's publication shall be substituted for the presently published index. If the Cost of Living Index is substantially revised, or its method of calculation is substantially altered, adjustments shall be made to such new index by Landlord as may be necessary to make it comparable to the original index used; provided, however, that the addition or elimination of particular items or commodities included in the Cost of Living Index shall not be deemed a "substantial" revision or a "substantial" alteration of its method of calculation. In the event the Bureau of Labor Statistics or other governmental bureau to whom the publication of the Cost of Living Index is transferred publishes such adjustment, then such adjustment as published shall be controlling upon the parties. In the event the Cost of Living Index is discontinued, Landlord and Tenant shall accept comparable statistics on the purchasing power of the consumer dollar as published at the time of such discontinuation by a responsible financial periodical of recognized authority to be then chosen by the parties.

                    2. The rent and all other sums payable by Tenant hereunder shall be paid to Landlord, without notice, at the address as hereinafter designated for notices to Landlord or at such other place as Landlord may from time to time designate. It is intended hereby that all rent payable under the terms of this Lease shall be an absolute net return to Landlord for the Lease term free from any expense, charge, offset, abatement, or deduction whatsoever except as expressly set forth herein.


          IV.  IMPROVEMENT OF LEASED PREMISES

                    1. Tenant shall, at its own cost and expense (including any expense for permit and all leasehold improvements), improve the Leased Premises for use by Tenant as provided in Article V herein.

          V.  USE OF LEASED PREMISES

                    1. The Leased Premises shall be used for offices and other uses ancillary thereto or for any other lawful purpose.

                    2. The use of the Leased Premises shall be in full compliance with, and Tenant shall, at its own cost and expense, promptly observe and comply with, all present and future laws, ordinances, rules, regulations and requirements of all public authorities having jurisdiction over the Leased Premises relating to or affecting the Leased Premises or its use, and Tenant shall, at its own cost and expense, make all additions, alterations or changes to the Leased Premises as may be required by any governmental authority. Notwithstanding the foregoing, Tenant shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, in the name of Tenant, or Landlord (if legally required), or both (if legally required), without cost or expense to Landlord, the validity or application of any such law, ordinance, rule, regulation or requirement and if compliance therewith may legally be delayed pending the prosecution of any such proceeding, Tenant may delay such compliance therewith until the final determination of such proceeding provided that Tenant shall have furnished Landlord with a bond of a surety company reasonably satisfactory to

          Landlord or other security adequate in the reasonable opinion of Landlord to assure compliance will occur if Tenant's contest is unsuccessful. Landlord agrees to execute and deliver any appropriate papers or other instruments which may be necessary or proper to permit Tenant so to contest the validity or application of any such law, ordinance, rule, regulation or requirement and to fully cooperate with Tenant in such contest.

                    3. In the event any Hazardous Material (as hereinafter defined) is brought into or onto the Leased Premises by anyone other than Landlord, its agents or employees, Tenant shall handle any such material in compliance with all applicable federal, state and/or local regulations. For purposes of this Section, "Hazardous Material" means and includes any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation, and Liability Act, any so-called "Superfund" or "Superlien" law, or any federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect. Tenant agrees to indemnify and hold Landlord harmless from any liability, claim, damage or expense (including reasonable attorneys' fees) which Landlord may suffer or incur as a result of the presence or introduction of any Hazardous Material onto the Premises unless introduced by Landlord, its agents or employees. Landlord agrees to indemnify and hold Tenant harmless from any liability, claim, damage or expense (including reasonable attorneys' fees) which Tenant may suffer or incur as a result of Landlord's introduction of any Hazardous Material onto the Leased Premises. The foregoing covenants and indemnifications shall survive the expiration of the term of this Lease.


          VI.  MAINTENANCE AND REPAIRS

                    Except for repairs and replacements which are the obligation of Landlord under Article VII, Paragraph 3, Tenant shall, at all times during the term of this Lease, and at its own cost and expense, make all necessary repairs and replacements to keep and maintain the Leased Premises in good and sanitary order, condition and repair, ordinary wear and tear excepted, and Tenant shall use all reasonable precaution to prevent waste, damage or injury thereto. Tenant shall not defer any repairs or replacements to the Leased Premises which are Tenant's obligation hereunder in anticipation of the expiration of the Lease term. Tenant's obligations under this paragraph shall survive the expiration or earlier termination of this Lease. In any event, Landlord shall not be required to make any replacement to the Leased Premises during the term hereof or any extension, except as provided in Article VII, Paragraph 3, of this Lease.

          VII.  UTILITIES AND SERVICES

                    1. Landlord shall be responsible for and shall pay when due all charges for non-hazardous trash removal, elevator services, gas, water and sanitary sewer used or consumed in the Leased Premises. In no event shall Landlord be liable for an interruption or failure in the supply of any utility to the Leased Premises.

                    2. Tenant shall be responsible for and shall pay when due all charges for electric power (including that used for air conditioning), telephone service, and janitorial services provided in the Leased Premises.

                    3. Landlord shall be responsible for and shall pay when due all charges for maintenance of equipment for heating, air conditioning and ventilation systems; charges for snow plowing, grounds maintenance, and cleaning and maintenance of common areas.

          VIII.  ALTERATIONS

                    1. Tenant shall not make any alterations, additions or improvements to the Leased Premises without procuring Landlord's prior written consent and delivering to Landlord the Plans and Specifications therefor. Notwithstanding the foregoing, Landlord's consent shall not be required for minor alterations or for alterations which do not affect the exterior appearance or structural integrity of the Leased Premises. Any alterations, additions and improvements installed or placed upon the Leased Premises by Tenant must be made in a good and workmanlike manner in accordance with the laws, ordinances and codes relating thereto. Any such alterations, additions and improvements may be removed by Tenant at any time provided Tenant repairs any damage to the Leased Premises resulting from such removal.

                    2. Tenant shall not suffer or permit any liens under any construction lien law or similar law to be filed or recorded against the Leased Premises or against the interest of either Landlord or Tenant therein. If any such lien at any time be filed or recorded, Tenant shall promptly obtain the release of record of such lien or bond over such lien as required by statute, at Tenant's own cost and expense, if Tenant disputes the validity of such lien.

          IX.  SIGNS

                    Tenant shall have the right to erect, maintain and replace such signs at the entrance to the Leased Premises as Tenant may desire, provided that Tenant submits plans for architectural approval by the Landlord and that such signs shall comply with all applicable ordinances and requirements of governmental authorities having jurisdiction. As used in this

          Article, the word "sign" shall be construed to include any placard, light or other advertising symbol or object, irrespective of whether the same is temporary or permanent. At the expiration or earlier termination of this Lease, Tenant shall, at its own expense, remove all signs installed by Tenant on the Leased Premises and repair any damage to the Leased Premises resulting from such removal.

          X.  INSURANCE

                    1. Tenant shall, during the entire term of this Lease, keep in full force and effect a policy of commercial general liability insurance with respect to the Leased Premises and including contractual liability for the indemnification obligations of Tenant contained in this Lease in an amount of not less than $2,000,000.00 combined single limit. The insurance policy shall name Tenant, Landlord and Landlord's mortgagee, if any, as insured as their interests appear. Such insurance shall contain a clause that the insurer will not cancel or change the insurance without first giving Landlord thirty (30) days prior written notice. Such insurance may be furnished by Tenant under any blanket policy carried by it or under a separate policy therefor. The insurance shall be written by insurance companies licensed to do business in Wisconsin and reasonably acceptable to Landlord and a copy of the paid-up policy evidencing such insurance or a certificate of insurance certifying to the issuance of such policy shall be delivered to Landlord prior to commencement of the term of this Lease, and such delivery shall also be made upon renewal of such policy not less than thirty
          (30) days prior to the expiration of such coverage.

                    2. Tenant shall, at its own cost, during the Lease term carry insurance against fire, vandalism, malicious mischief and such other perils as are from time to time included in a standard extended coverage endorsement insuring any betterments and improvements made by Tenant to the Leased Premises and all trade fixtures, furnishings, equipment and all other items of personal property located at the Leased Premises.

                    3. Landlord shall not be responsible or liable to Tenant for any loss or damage to any property, fixtures, or other improvements on the Leased Premises from any cause whatsoever including but not limited to the negligent acts or omissions of Landlord. Landlord shall not be responsible or liable to Tenant for any personal injury to Tenant or its agents, employees, contractors, guests, invitees, licensees or customers within or about the Leased Premises from any cause whatsoever except to the extent the same results from the negligence or intentional misconduct of Landlord, its agents or employees.

                    4. Landlord and Tenant hereby expressly waive any right of recovery each party may have against the other for a loss to the Leased Premises or its contents, to the extent of insurance proceeds actually collected, due to fire or any peril included in the coverage of any applicable insurance policy required to be carried hereunder, however caused, including such losses as may be due to the negligence of Landlord or Tenant or their respective agents or employees. All policies of insurance required to be carried hereunder shall contain a provision that they are not invalidated by the foregoing waiver, but such waivers shall cease to be effective if the existence thereof precludes either party from obtaining any such policy.

          XI.  DESTRUCTION OF IMPROVEMENTS

                    1. In the event the Leased Premises are damaged or destroyed in whole or in part by fire or any other cause whatsoever during the term of this Lease, Landlord shall promptly repair and restore the Leased Premises which Landlord furnished upon the commencement of the Lease term to substantially the same condition that existed just prior to its damage or destruction, unless this Lease is terminated as hereinafter provided, and the fixed rent shall be abated in proportion to the portion of the Leased Premises which is untenantable until the Leased Premises are repaired by Landlord. The work of rebuilding or repair shall be initiated by Landlord with all reasonable dispatch, diligently proceeded with to completion, and Tenant shall repair or replace its trade fixtures, furnishings and equipment to return them to substantially the same condition that existed prior to their damage or destruction. In no event shall Landlord be required to repair or replace the betterments and improvements installed in the Leased Premises by Tenant or the trade fixtures, furnishings, equipment and other personal property located at the Leased Premises.

                    2. Notwithstanding anything to the contrary contained in this Article, in the event that the rebuilding, restoring or repair of the Leased Premises to tenantable condition would require more than one hundred eighty (180) days to complete after commence-ment of the work (subject to extension for delays caused by acts of God, strikes, lockouts, shortages of materials and/or workmen or other causes beyond the reasonable control of Landlord) or in the event that the damage or destruction to the Leased Premises occurs during the last two years of the Lease term and would require more than ninety (90) days to complete after commencement of the work, then either party may terminate and cancel this Lease by giving written notice to the other within sixty (60) days after the occur-rence of such damage or destruction. In the event of any such termination, all proceeds of insurance maintained by Tenant pur-suant to Article XI, Paragraph 2 shall be the property of Tenant.

          XII.  EMINENT DOMAIN

                    1. If the entire Leased Premises is taken by any public authority under power of condemnation or sold to any public authority in lieu of condemnation, then this Lease shall terminate as of the date possession is taken by the acquiring authority and rent shall be apportioned as of that date. If (i) a portion of the Leased Premises is taken or sold and said taking or sale results in making the Leased Premises unsuitable for the use contemplated herein, then Tenant, at its option, may terminate and cancel this Lease as of the date of taking by giving Landlord written notice of termination within sixty (60) days after the date of taking, and the rent shall be apportioned as of said date. In the event this Lease is not terminated upon a partial taking of the Leased Premises, Landlord shall, to the extent possible, promptly commence and pursue diligently until completion the restoration of the remaining portion of the Leased Premises which Landlord furnished upon the commencement of the Lease term to the condition the same were in immediately prior to such taking and this Lease shall continue in full force and effect. Landlord shall use such portion of Landlord's proceeds by reason of such taking necessary to repair and restore the Leased Premises as herein provided, but in no event shall Landlord be obligated to expend for such repairs an amount in excess of the condemnation proceeds available to Landlord for such rebuilding. During the period in which Landlord is repairing and restoring the Leased Premises pursuant to this Paragraph, the rental payable by Tenant shall be apportioned and prorated in order to abate in proportion to the area of the Leased Premises which is untenantable.

                    2. All damages awarded for a total or partial taking of the Leased Premises shall belong to and be the sole property of Landlord, and Tenant shall have no claim for loss of its leasehold estate or the value of the unexpired term hereof; provided, however, Tenant shall be entitled to pursue any separate claim or claims as Tenant may have for relocation expenses, business interruption and other items which are not included in the award payable to Landlord.

                    3. Notwithstanding anything to the contrary contained herein, if a portion of the Leased Premises is taken or condemned and this Lease continues in full force and effect, then the fixed annual rent payable hereunder shall be reduced by a pro rata reduction based on the reduction in the area of the Leased Premises which is tenantable.

          XIII.  ASSIGNMENT AND SUBLETTING

                    Tenant may assign this Lease or any estate or interest therein or sublease the Leased Premises or any part thereof and permit the use and occupancy of the Leased Premises or any part thereof by any subsidiary or related corporation provided, however, (i) Tenant shall not be released from any of its obligations under this Lease upon the occurrence of any of the foregoing events, (ii) in the event of an assignment, the assignee shall assume the obligations of Tenant under this Lease from and after the date of assignment, (iii) Tenant shall give Landlord prior written notice of the proposed transaction and Landlord shall be furnished with a copy of any such assignment or sublease agreement, (iv) any such sublease shall be expressly subject and subordinate to this Lease, and (v) at the time of the proposed assignment or sublease Tenant shall not be in default of the payment of rent due hereunder beyond any cure period.

          XIV.  NOTICES

                    All notices and demands by either party to the other shall be given in writing and sent by United States certified mail, postage prepaid, and addressed:

                    To Landlord:     Center City Plaza
                              c/o Berg Management Company
                              235 W. Broadway, Suite 10
                              Waukesha, WI  53186

                    To Tenant:     Intelligraphics, Inc.
                              741 N. Grand Avenue
                              Waukesha, WI   53186


                    Either party may, upon prior written notice to the other, specify a different address for the giving of notice.

          XV.  ACCESS

                    Landlord or Landlord's agent shall have the right to enter the Leased Premises after reasonable notice to Tenant during normal business hours (except in the event of an emergency in which event no prior notice is required) for the purpose of inspecting the same or making repairs which are the obligation of Landlord hereunder, provided, however, Landlord shall use all reasonable efforts to avoid interference with the conduct of Tenant's activities thereon.

          XVI.  DEFAULTS

                    1. If (a) Tenant shall fail to pay the rental or other charges due hereunder within five (5) days after receipt of written notice thereof by Tenant (provided, however, in the event that Landlord gives Tenant one such notice within any twelve (12) month period, Landlord shall not be required to give such notice thereafter during such twelve month period), or (b) Tenant shall fail to perform any of the other terms, conditions or covenants of this Lease to be performed or observed by Tenant for more than thirty (30) days after receipt by Tenant of written notice from Landlord specifying in detail the nature of such failure (or such other reasonable times as necessary if such default is a default which is susceptible of cure but cannot be cured within thirty
          (30) days and Tenant, upon receipt of such notice, promptly and diligently attempts to effect such cure), (c) Tenant shall be adjudged bankrupt or insolvent or shall make an assignment for the benefit of creditors, or (d) a receiver or trustee of Tenant's property shall be appointed and such receiver or trustee, as the case may be, shall not be discharged within sixty
          (60) days after such appointment, then in any such case, Landlord may, at its option, upon written notice to Tenant, recover possession of and re-enter the Leased Premises without accepting a surrender of the Leased Premises or affecting Tenant's liability for past rent and other charges due or future rent and other charges to accrue hereunder. As an alternative, at the election of Landlord, Landlord shall have the right, upon written notice to Tenant, to declare this Lease terminated and canceled and to accept surrender of the Leased Premises (without the need for any affirmative act or acquiescence by Tenant) without any further rights or obligations on the part of Landlord or Tenant (other than Tenant's obligation for rent and other charges due and owing through the date of termination and the performance of all of the terms and provisions of this Lease due and owing or accrued through the date of termination), so that Landlord may relet the Leased Premises without any right on the part of Tenant to any credit or payment resulting from any reletting of the Leased Premises. In the event of any such default, Landlord shall be entitled to recover from Tenant all other damages sustained by Landlord on account of the breach of this Lease, including, but not limited to, the costs incurred by Landlord in re-entering and recovering possession of the Leased Premises and the cost of repairs, alterations and brokerage fees connected with the reletting of the Leased Premises. The provisions herein shall be in addition and without prejudice to any other rights or remedies as are available at law or otherwise. Notwithstanding anything to the contrary contained herein, Landlord shall use reasonable efforts to mitigate the damages which might arise as a result of a default by Tenant; and in the event Landlord relets the Leased Premises, the amount received therefrom prior to termination of this Lease shall be credited to Tenant after deducting therefrom Landlord's reasonable expenses.

                    2. The rights and remedies of Landlord or Tenant under this Lease shall be cumulative and the exercise of any of them shall not be exclusive of any other right or remedy provided by this Lease or allowed by law, and the waiver by Landlord or Tenant of any breach of any covenant of this Lease shall be limited to the particular instance and shall not operate or be deemed to waive any future breach of the same or any other covenant on the same or any other occasion.

                    3. No extension of time, forbearance, neglect or waiver on the part of Landlord or Tenant, as the case may be, with respect to any one or more of the covenants, terms or conditions of this Lease, shall be construed as a waiver of any of the other covenants, terms or conditions of this Lease, or as an estoppel against Landlord or Tenant, as the case may be.

                    4. Landlord shall have the right at any time, after ten (10) days notice to Tenant (or without notice in case of emergency or in case any fine, penalty, interest or cost may otherwise be imposed or incurred), to make any payment or perform any act required of Tenant under any provision of this Lease, and in exercising such right, to incur necessary and incidental costs and expenses, including reasonable attorney's fees. Nothing herein shall imply any obligation on the part of Landlord to make any payment or perform any act required of Tenant, and the exercise of the right to so do shall not constitute a release of any obligation or a waiver of any default. All payments made and all costs and expenses incurred in connection with any exercise of such right shall be reimbursed to Landlord by Tenant within fifteen (15) days after receipt of Landlord's bill therefor. In the event of nonpayment thereof, Landlord shall have the rights and remedies it would have hereunder or by law in the case of nonpayment of rent.


                    5. In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover all costs and expenses including reasonable attorney's fees.


                    6. Should Landlord default in the performance of the covenants required to be performed by Landlord under this Lease, Tenant may serve upon Landlord a notice specifying the default and requiring performance by Landlord within a period of time set forth in such notice, which shall not be less than thirty (30) days after receipt of said written notice; provided, however, Tenant shall have the right (but not the obligation) to remedy such default without notice in the event of emergency. In the event of such default by Landlord after notice shall have been given as aforesaid which is not cured by Landlord within such thirty (30) day period, then Tenant, in addition to any other right or remedy Tenant may have at law or equity, shall have the right (but not the obligation) to cure Landlord's default and Landlord, within fifteen (15) days after receipt of Tenant's bill therefor, shall reimburse Tenant the reasonable costs incurred by Tenant in curing Landlord's default as aforesaid. However, if any default shall occur which cannot, with due diligence, be cured within a period of thirty (30) days from and after the giving of notice as aforesaid, then Landlord shall be deemed to be complying with such notice if Landlord promptly commences to take reasonable steps to cure such default during such time period and proceeds diligently thereafter to in fact cure such default.

                    7. Tenant acknowledges that late payment of rent (fixed rental or additional rental) could result in Landlord's mortgagee imposing a late charge on Landlord, and, accordingly, Tenant agrees that, if rent (fixed rental or additional rental) due hereunder is not paid by the fifth (5th) day after it is due (or within five (5) days after receipt of written notice of default if such late payment is the first such late payment within the past twelve (12) months), then Tenant shall pay upon demand, as additional rent, a late charge equal to the late charge, if any, imposed upon Landlord by Landlord's mortgagee. The foregoing provision for payment of a late charge shall not be construed to extend the date for payment of any sums required to be paid by Tenant hereunder or to relieve Tenant of its obligation to pay all such sums at the time or times herein stipulated, and neither the demand for, nor collection by, Landlord of such late charge shall be construed as a cure for Tenant's default in the payment of rent.

          XVII.  SURRENDER

                    On the last day of the term of the lease or on the sooner termination thereof, Tenant shall peaceably and quietly surrender the Leased Premises in good order, condition and repair, reasonable wear and tear and damage resulting from fire or other casualty or the elements excepted. Tenant shall remove all of its trade fixtures, furnishings, equipment and other personal property from the Leased Premises and shall be responsible for repairing, at Tenant's sole cost, any damage to the Leased Premises caused by such removal; provided, however, Tenant shall not be required to remove the Leasehold Improvements. Tenant shall be responsible for any loss resulting from the delay by Tenant in surrendering the Leased Premises at the end of the term as set forth herein, including any claim made by any succeeding tenant founded on such delay.


          XVIII.  HOLDING OVER

                    In the event Tenant remains in possession of the Leased Premises after the expiration of this Lease with the consent of Landlord and without the execution of a new lease, it shall be deemed to be occupying said premises as a tenant from month-to-month, subject to all of the conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy. Such month-to-month tenancy may be terminated by either party effective as of the end of any calendar month by twenty-eight (28) days prior written notice to the other party. If Tenant remains in possession of the Leased Premises without the consent and/or acquiescence of Landlord or remains in possession of the Leased Premises following the termination of a hold over month-to-month tenancy as created pursuant to the provisions of the preceding sentence, then Tenant shall pay to Landlord twice the fixed rent apportioned on a daily basis for the time Tenant remains in such possession.


          XIX.  WARRANTY OF TITLE: QUIET ENJOYMENT

                    Landlord hereby represents and warrants that it is the sole owner of the entire Leased Premises in fee simple and that it has the right and authority to enter into this Lease without the joinder or approval of any other person. Landlord covenants and agrees that so long as Tenant pays the rent reserved by this

          Lease and performs and observes all of the covenants and provisions hereof, Tenant shall peaceably and quietly enjoy the full possession and use of the Leased Premises, without any hindrance or molestation from Landlord or any other party.


          XX.  ESTOPPEL CERTIFICATES AND SUBORDINATION

                    1. Each party agrees that it shall, without charge, at any time and from time to time hereafter, within ten (10) days after written request of the other, execute in recordable form and deliver to the other a written statement certifying: (a) as to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment; (b) as to the validity and force and effect of this Lease; (c) as to the existence of any default thereunder; (d) as to the existence of any offsets, counterclaims or defenses thereto on the part of such other party; (e) as to the commencement and expiration dates of the term of this Lease; (f) as to the date to which rent has been paid; and (g) as to any other matters as may reasonably be so requested. Any such certificate may be relied upon by the party requesting it and any other person, firm or corporation to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on the party executing the same.

                    2. This Lease shall, at the option of the holder or holders of any mortgage or mortgages placed upon the Leased Premises, be subject and subordinate to the lien of any such mortgage or mortgages, and Tenant covenants and agrees to execute and deliver within fifteen (15) days after receipt of a request therefor such further instruments subordinating this Lease, in accordance with the foregoing, to the lien of any such mortgage or mortgages as shall be reasonably requested by Landlord or any mortgagee or proposed mortgagee; provided, however, no such subordination shall be effective unless the holder of such mortgage or mortgages shall have agreed in writing (i) to recognize the rights of Tenant under this Lease (including Tenant's right of first refusal under Article XXIII below) in the event of foreclosure so long as Tenant is not in default hereunder beyond any applicable grace period, and (ii) in the event of casualty or condemnation under Articles XII and XIII above which does not result in the termination of this Lease, the insurance proceeds and condemnation award, as the case may be, shall be made available for the repair or restoration of the Leased Premises pursuant to the terms of this Lease. In the event that the Leased Premises or any portion thereof is subject to one or more mortgages at the time of execution of this Lease, Landlord shall, within forty-five (45) days after the execution of this Lease, furnish to Tenant a non-disturbance agreement from the holder(s) of such mortgage(s) containing the agreements in the immediately preceding sentence. In the event Landlord fails to deliver to Tenant such non-disturbance within such time, or within thirty (30) days of notice by Tenant of such failure,

          Tenant shall have the right, at its option, to terminate this Lease and in such event Tenant shall have no liability to Landlord whatsoever.

          XXI.  SHORT FORM LEASE

                    The parties will at any time, at the request of either one, promptly execute duplicate originals of an instrument in recordable form, which will constitute a short form of lease, setting forth a description of the Leased Premises, the term of this Lease and any other portions thereof, excepting the rental provisions, as either party may request.

          XXII.  MISCELLANEOUS

                    1. This Lease and the exhibits, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions, and understandings between Landlord and Tenant concerning the Leased Premises and there are no others, either oral or written, between them except as herein set forth. No alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each party.

                    2. The captions and article numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

                    3. Whenever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context shall require. The terms "Landlord" and "Tenant" whenever used herein, shall mean only the owner at the time of Landlord's or Tenant's interest herein, and upon any sale or assignment of the interest of either Landlord or Tenant herein, their respective successors in interest and/or assigns shall, during the term of their ownership of their respective estates herein, be deemed to be Landlord to Tenant, as the case may be.

                    4.     This Lease may be executed in several
          counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.
                    5. This Lease shall be governed by, and construed in accordance with, the laws of the State of Wisconsin. If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of the Lease shall be valid and enforceable to the fullest extent permitted by the law.


                    6. Any amount due from Tenant to Landlord hereunder which is not paid within five (5) days after the date due shall bear interest at the rate of two percent (2%) per annum in excess of the then announced prime rate of interest charged by First Wisconsin National Bank of Milwaukee from the date due until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

                    7. The covenant to pay rent is hereby declared to be an independent covenant on the part of Tenant to be kept and performed.

                    8. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

                    9. In the event of any sale or other transfer of the Leased Premises by Landlord, the named Landlord shall be entirely relieved of all obligations hereunder from and after the date of the transfer; provided, however, that the transferee shall assume the same by written agreement and a copy of the same is delivered to Tenant within ten (10) days thereafter.

                    10. If Landlord shall fail to perform any covenant or condition of this Lease upon Landlord's part to be performed and, as a consequence of any such default, Tenant shall recover a money judgement against Landlord, such judgement shall be satisfied only out of the proceeds of sale received upon execution of such judgement and levied thereon against the right, title and interest of Landlord in the Leased Premises and out of rents or other income from such property receivable by Landlord, and Landlord shall not be liable for any deficiency.

                    11. Tenant agrees to execute any modification of this Lease which may be reasonably required by Landlord's lenders as a condition to making a mortgage loan on the Leased Premises, provided that no such modification shall alter the rent or term provided herein nor materially reduce the economic value hereof or benefits hereunder to Tenant. Tenant agrees to complete and properly return any such lease modification that may be reasonably required in connection with any such mortgage loan on the Leased Premises within ten (10) days after receipt thereof.

                    12. Except as expressly otherwise provided, all of the terms, covenants and conditions hereof shall be binding upon and inure to the benefit of the heirs, personal representatives, successors in interest and assigns of the parties hereto.

                    SIGNED AND SEALED as of the date first written above.

                              LANDLORD:     CENTER CITY PLAZA

                                        By: _/s/ A. William Huelsman_
                                                   A. William Huelsman,
                                                   Its Managing Partner


                              TENANT:     INTELLIGRAPHICS, INC.

                                        By: _/s/ William D. Nantell
                                                  William D. Nantell,
                                                   Its President






            AMENDMENT TO LEASES


                 This Amendment to Leases is made as this 11th day of
            August, 1995, by and between Center City Plaza, a Wisconsin partnership, hereinafter referred to as "Landlord", and Intelligraphics, Inc., a Wisconsin corporation, hereinafter referred to as "Tenant."

                 Landlord and Tenant agree as follows:

                 Notwithstanding any contrary provisions in any existing
            lease by and between Landlord and Tenant, the rental rate for any extended term of any lease, which extended term begins after April 30, 1999 shall be the going and prevailing rent for property of like character which is in existence at April 30, 1999. The parties shall agree on the rental to be paid for any extended term by April 30, 1998.



                                     Landlord:     CENTER CITY PLAZA


                                          _/s/ A. William Huelsman
                                               A. William Huelsman
                                               Its Managing Partner


                               Tenant:          INTELLIGRAPHICS, INC.

                                           /s/ William D. Nantell
                                               William D. Nantell
                                               Its President